Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

ARI REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS

Milwaukee, Wis., October 29, 2007 – ARI (OTCBB:ARIS), a leading provider of technology-enabled business solutions for equipment dealers, distributors and manufacturers, today reported results for the fiscal year ended July 31, 2007.

Full Year Fiscal 2007 Highlights

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Revenues were $15.4 million for fiscal 2007, a 10% increase from revenues of $14.0 million for fiscal 2006.

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Operating income was $165,000 for fiscal 2007, compared to operating income of $2.1 million in the prior fiscal year.

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Net income was $101,000 or $0.02 per diluted share for fiscal 2007, compared to net income of $3.2 million or $0.49 per diluted share in fiscal 2006.

Fourth Quarter Fiscal 2007 Highlights

•

Revenues increased 20% to $4.1 million for the fourth quarter of fiscal 2007, from $3.4 million for the same period in the prior year.

•

Operating loss was $153,000 for the fourth quarter of fiscal 2007, compared to operating income of $540,000 for the fourth quarter of fiscal 2006.

•

Net loss was $167,000 or $0.02 per diluted share for the fourth quarter of fiscal 2007, compared to net income of $723,000 or $0.11 per diluted share for the comparable prior period.

Operations Review

Commenting on the results, Brian E. Dearing, chairman and chief executive officer, highlighted the Company’s marketing services business, which more than quadrupled in sales for the fourth quarter and for the year.  The increase in sales represented both organic growth and the acquisition of OC-Net in January 2007.

“Cash flow from operations was more than $1.1 million for the year,” Dearing said.  “We used that cash flow and our beginning cash balance to fund the OC-Net acquisition, capital expenditures and software product development, and to repay over $1.5 million of debt, de-levering the business by about 23 cents per share.”

(more)

ARI Reports Fourth Quarter and Fiscal 2007 Results

“The drop in GAAP net income included a number of items that we do not anticipate recurring in the coming fiscal year, including severance payments, unanticipated expenses associated with fixing one of our products in the field, and the write-off of costs in connection with an acquisition that failed to close,” Dearing continued.  “Collectively, these expenses represented over $250,000 in the fourth quarter.  In addition, throughout the year we invested about an additional $1 million in sales and marketing, which we expect to result in additional revenue next year.”

For additional commentary and detail, please reference ARI’s annual report on Form 10-KSB for the year ended July 31, 2007, which has been filed with the SEC as of today.

About ARI

ARI is a leading provider of electronic parts catalogs and marketing services to dealers, distributors and manufacturers in the manufactured equipment markets. ARI currently serves more than 23,000 dealers, 70 manufacturers, and 150 distributors worldwide in about a dozen segments of the worldwide equipment market including outdoor power, power sports, ag equipment, recreation vehicle, floor maintenance, auto and truck parts aftermarket, marine and construction.  For more information on ARI, visit our website www.arinet.com.

Fourth Quarter Earnings Conference Call

ARI’s Fourth Quarter and Fiscal Year 2007 Conference Call is scheduled for Monday, October 29, 2007 at 3:30 p.m. Central Time/4:30 p.m. Eastern Time.  If you would like to participate, please pre-register at https://www.myrcplus.com/rsvp-index.asp?BWebID=&CID=4221818.  At that time you will be provided with the numbers to use to join the conference call.  A replay of ARI’s conference call, as well as notes and financial information presented in the call, will also be available on ARI’s website, www.arinet.com, after 6:00 p.m. Central Time on Tuesday, October 30, 2007.  Click on the “Investor Relations” tab to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2006 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel: (414) 973-4380

Fax: (414) 973-4357

Email: Krajcir@arinet.com

ARI Network Services, Inc.
Statements of Operations
(In thousands, except per share data)
Audited

	Three months ended		Twelve months ended
	July 31		July 31
	2007	2006	2007	2006
Net revenues:
Subscriptions, support and other services fees	$ 2,957	$ 2,587	$ 11,290	$ 10,320
Software licenses and renewals	522	505	2,187	2,036
Professional services	661	344	1,958	1,646
	4,140	3,436	15,435	14,002
Cost of products and services sold:
Subscriptions, support and other services fees	300	337	1,188	990
Software licenses and renewals *	301	191	956	681
Professional services	157	54	575	330
	758	582	2,719	2,001
Gross Margin	3,382	2,854	12,716	12,001
Operating expenses:
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	212	104	631	382
Customer operations and support	289	286	1,131	1,141
Selling, general and administrative	2,533	1,624	9,110	7,185
Software development and technical support	501	300	1,679	1,224
Net operating expenses	3,535	2,314	12,551	9,932
Operating income (loss)	(153)	540	165	2,069
Other income (expense)
Interest expense	(43)	(47)	(153)	(191)
Other, net	17	38	93	132
Total other expense	(27)	(9)	(60)	(59)
Income before provision for income taxes	(180)	531	105	2,010
Income tax benefit (provision)	13	192	(4)	1,200
Net income	$ (167)	$ 723	$ 101	$ 3,210

Average common shares outstanding:
Basic	6,532	6,184	6,378	6,130
Diluted	6,704	6,564	6,550	6,510
Basic and diluted net income (loss) per share:
Basic	($0.03)	$0.12	$0.02	$0.52
Diluted	($0.02)	$0.11	$0.02	$0.49

*	includes amortization of software products of $202, $190, $800 and $648 respectively and excluding other depreciation and amortization shown separately

ARI Network Services, Inc.

Consolidated Balance Sheets

(In thousands, except  share and per share data)

Audited

	July 31	July 31
ASSETS	2007	2006
Current Assets:
Cash and cash equivalents	$ 1,050	$ 3,584
Trade receivables, less allowance for doubtful accounts of $148 and
$103 at July 31, 2007 and 2006, respectively	1,302	885
Work in Process	223	163
Prepaid expenses and other	291	254
Deferred income taxes	555	675
Total Current Assets	3,421	5,561
Equipment and leasehold improvements:
Computer equipment	5,324	5,084
Leasehold improvements	128	116
Furniture and equipment	2,749	2,057
	8,201	7,257
Less accumulated depreciation and amortization	6,991	6,275
Net equipment and leasehold improvements	1,210	982

Deferred income taxes	1,539	1,419
Goodwill	1,079	-
Other assets	1,072	6

Capitalized software product costs	12,455	11,557
Less accumulated amortization	10,849	10,089
Net capitalized software product costs	1,606	1,468

Total Assets	$ 9,927	$ 9,436

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$ 1,023	$ 1,400
Accounts payable	703	500
Deferred revenue	5,619	5,616
Accrued payroll and related liabilities	962	1,006
Accrued sales, use and income taxes	28	38
Accrued vendor specific liabilities	175	104
Other accrued liabilities	124	254
Current portion of capital lease obligations	8	-
Total Current Liabilities	8,642	8,918

Long term liabilities:
Notes payable (net of discount)	479	580
Long term payroll related	55	202
Capital lease obligations	5	-
Other long term liabilities	28	48
Total Long Term Liabilities	567	830

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and outstanding
at July 31, 2007 and 2006, respectively	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 6,623,605 and 6,202,529 shares issued and outstanding
at July 31, 2007 and 2006, respectively	7	6
Common stock warrants and options	195	36
Additional paid-in-capital	94,627	93,838
Accumulated deficit	(94,091)	(94,192)
Other accumulated comprehensive income (loss)	(20)	-
Total Shareholders' Equity (Deficit)	718	(312)

Total Liabilities and Shareholders' Equity (Deficit)	$ 9,927	$ 9,436

ARI Network Services, Inc.

Consolidated Statements of Cash Flows

(In thousands)

Audited

	Three months ended		Twelve months ended
	July 31		July 31
	2007	2006	2007	2006
Operating activities
Net income (loss)	$ (167)	$ 723	$ 101	$ 3,210
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Amortization of capitalized software products	202	190	800	648
Amortization of deferred financing costs, debt discount and
excess carrying value over face amount of notes payable	7	(9)	(15)	(53)
Depreciation and other amortization	212	104	631	382
Stock based compensation related to stock options	50	-	159	-
Deferred income taxes	-	(191)	-	(1,229)
Stock issued as contribution to 401(k) plan	(1)	-	41	21
Net change in receivables, prepaid expenses and other short term assets	14	263	(414)	(72)
Net change in accounts payable, deferred revenue, accrued
liabilities and long term liabilities	(220)	(462)	(159)	(532)
Net cash provided by operating activities	97	618	1,144	2,375

Investing activities
Purchase of equipment and leasehold improvements	(10)	(175)	(639)	(669)
Purchase of assets related to acquisitions	2	-	(1,177)	-
Software product costs capitalized	(111)	(162)	(358)	(630)
Net cash used in investing activities	(119)	(337)	(2,174)	(1,299)

Financing activities
Payments under notes payable	(372)	(350)	(1,517)	(1,200)
Payments of capital lease obligations	(16)	-	(16)	(4)
Proceeds from issuance of common stock	5	1	42	61
Net cash used in financing activities	(383)	(349)	(1,491)	(1,143)

Effect of foreign currency exchange rate changes on cash	(13)	-	(13)	-
Net increase (decrease) in cash	(418)	(68)	(2,534)	(67)
Cash at beginning of period	1,468	3,652	3,584	3,651
Cash at end of period	$ 1,050	$ 3,584	$ 1,050	$ 3,584

Cash paid for interest	$ 46	$ 56	$ 183	$ 246
Cash paid for income taxes	$ (2)	$ 3	$ 18	$ 3

Noncash investing and financing activities

Redemption of common stock in connection with exercise of stock options	$ -	$ -	$ -	$ 54
Issuance of common stock in connection with acquisitions	-	-	707	-
Debt issued in connection with acquisitions	-	-	700	-
Capital leases acquired in connection with acquisitions	(8)	-	29	-
Cash holdback related to acquisitions	210	-	360	-
Accrued legal fees related to acquisitions	(25)	-	-	-
Stock based compensation related to stock options	50	-	159	-

Revenue by Location and Service

(In Thousands)

	Three months ended			Twelve months ended
	July 31		Percent	July 31		Percent
	2007	2006	Change	2007	2006	Change

North American
Catalog subscriptions	$ 2,554	$ 2,455	4%	$ 10,265	$ 10,176	1%
Catalog professional services	284	302	-6%	1,207	1,514	-20%
Marketing services	548	163	236%	1,595	485	229%
Marketing professional services	376	-	100%	606	-	100%
Dealer & distributor communications	166	251	-34%	678	882	-23%
Subtotal	3,928	3,171	24%	14,351	13,057	10%

Rest of the World
Catalog subscriptions	209	209	0%	936	788	19%
Catalog professional services	3	56	-95%	148	157	-6%
Subtotal	212	265	-20%	1,084	945	15%

Total Revenue
Catalog subscriptions	2,763	2,664	4%	11,201	10,964	2%
Catalog professional services	287	358	-20%	1,355	1,671	-19%
Marketing services	548	163	236%	1,595	485	229%
Marketing professional services	376	-	100%	606	-	100%
Dealer & distributor communications	166	251	-34%	678	882	-23%
Total	$ 4,140	$ 3,436	20%	$ 15,435	$ 14,002	10%